United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2006 (December 11, 2006)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 11, 2006, ePlus inc. and SAP America, Inc. and its German parent, SAP AG (collectively, “SAP”), entered into a Patent License and Settlement Agreement (the “Agreement”) to settle the existing patent litigation between the companies. Under the terms of the Agreement, ePlus will license to SAP ePlus' existing patents, together with those developed and/or acquired by ePlus within the next five years, in exchange for a one-time cash payment of $17,500,000, payable within 30 to 60 days of the date of the Agreement. In addition, SAP has agreed not to pursue legal action against ePlus for patent infringement as to any of its current lines of business on any of SAP's patents for a period of five years. The Agreement also provides for general releases, indemnification for its violation, and dismisses the existing litigation with prejudice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: December 14, 2006	Chief Financial Officer

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